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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of ChiRex Inc. on Form S-3 to register up to $100,000,000 worth of securities of ChiRex Inc. of our report dated February 9, 1996, on our audit of the consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1995, of ChiRex Inc. (formerly SepraChem Inc.), which report is included in ChiRex Inc.'s 1997 Annual Report on Form 10-K.
We also consent to the reference to our firm in this Form S-3 under the caption "Experts".

                                        /s/ PricewaterhouseCoopers LLP

                                        PricewaterhouseCoopers LLP


Boston, Massachusetts
December 10, 1998